Exhibit 10.1
High River LP Limited Prepayment Waiver

As of September 12, 2012

Motricity, Inc.
601 108th Avenue NE, Suite 900
Bellevue, WA 98004
Attention: Chief Executive Officer

Re: Limited Prepayment Waiver

Ladies and Gentlemen:

Reference is made to the Amended and Restated Promissory Note, dated February 28, 2012, as amended by the First Amendment thereto, dated as of May 12, 2002 (the "Note"), made by Motricity, Inc., a Delaware corporation ("Borrower") in favor of High River Limited Partnership ("Lender"). All terms used herein shall, unless otherwise defined, have the meanings ascribed thereto in the Note. Borrower has (a) advised Lender that its currently pending rights offering (the "Current Offering") will not be consummated until after September 30, 2012 and, accordingly, not constitute a Qualifying Rights Offering which under the Note must be consummated by September 30, 2012, and (b) requested that Lender treat the Current Offering as a Qualifying Rights Offering for purposes of Section 3(d) of the Note so that (i) the Current Offering will not be a Corporate Transaction and (ii) the Cash Net Proceeds thereof will not be required to be used to prepay the Obligations (other than, if any, the outstanding balance of Revolving Loans). Borrower confirms that so long as the Current Offering is consummated on or prior to October 31, 2012, the Current Offering shall be a Qualifying Rights Offering and therefore, if the Current Offering is consummated on or prior to October 31, 2012 (i) it shall not be a Corporate Transaction and (ii) the Cash Net Proceeds thereof shall not be required to be used to prepay the Obligations (other than, if any, the outstanding balance of Revolving Loans, which must be prepaid with such Cash Net Proceeds).

Borrower acknowledges and agrees that: (i) other than as expressly set forth in this limited waiver, the Note and each of the other Loan Documents shall continue in full force and effect, each in accordance with its original terms; and (ii) this letter, together with the Note and the other Loan Documents, embodies the entire agreement and understanding among the parties relating to the subject matter hereof and thereof and supersedes all prior proposals, negotiation, agreements, and understandings relating to such matter.

Very truly yours,

HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, its general partner

By: /s/ Edward E. Mattner
Name: Edward E. Mattner
Title: Authorized Signatory

Acknowledged and Agreed:
MOTRICITY, INC.

By: /s/ James R. Smith, Jr.
Name:
Title: